UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010 (April 26, 2010)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 26, 2010, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) appointed Charles Morris, MB ChB, MRCP, age 45, to serve as the Company’s Executive Vice President, Chief Medical Officer.  Prior to joining the Company, Dr. Morris served as Vice President Worldwide Clinical Research at Cephalon, Inc., a biopharmaceutical company, from April 2008 to April 2010, and as Vice President Clinical Research, Oncology at Cephalon from July 2007 to April 2008.  From 1998 to July 2007, Dr. Morris held various roles in clinical development with AstraZeneca plc, a biopharmaceutical company, including Vice President Clinical Development Projects, Oncology from July 2006 to June 2007 and Medical Science Director and Clinical Project Team Leader from January 2005 to June 2006.  Prior to that, from 1995 to 1998, Dr. Morris served as a Medical Advisor with Zeneca Pharmaceuticals.  From 1992 to 1995, Dr. Morris was Clinical Lecturer and Honorary Registrar in Medical Oncology at The Christie Hospital NHS Trust in Manchester, United Kingdom, and from 1989 to 1992, Dr. Morris served in several other hospital posts in the United Kingdom.  Dr. Morris received his Degree of Bachelor of Medical Science in Clinical Pharmacology and Therapeutics and his Degrees of Bachelor of Medicine and Bachelor of Surgery from the Sheffield University Medical School in Sheffield, United Kingdom.

In connection with Dr. Morris’ appointment, Dr. Morris and the Company entered into an employment agreement dated April 26, 2010 (the “Employment Agreement”).  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Employment Agreement, Dr. Morris earns an annual base salary of $420,000, which amount may be increased annually at the discretion of the Company’s Compensation Committee (the “Committee”).  Dr. Morris is also eligible for an annual discretionary bonus, based 60% on the achievement of the Company’s corporate objectives and 40% on the achievement of individual objectives, with a target bonus equal to 50% of his annual base salary.  The Employment Agreement also provides for an initial signing bonus of $100,000 payable within 30 days of Dr. Morris’ start date, plus an additional signing bonus of $50,000 payable on April 26, 2011.  Payment of the additional signing bonus is contingent upon Dr. Morris’ continued employment through such date and the satisfaction of certain milestones to be determined by the Committee.

In addition, pursuant to the Employment Agreement, on April 26, 2010, the Company granted Dr. Morris options to purchase 190,000 shares of common stock under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”).  Dr. Morris’ options have an exercise price of $8.17 per share, which equals the closing sale price of a share of the Company’s common stock on the date of grant (as reported by the Nasdaq Global Market), and are non-qualified options for tax purposes.  The options have a ten year term, and vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years, subject to Dr. Morris’ continued employment with the Company through such vesting dates.  The stock option grant notice and stock option agreement relating to Dr. Morris’ options conform to the Company’s standard forms of stock option grant notice and stock option agreement under the 2008 Plan (copies of which are included as Exhibit 99.2 to our Form S-8 Registration Statement filed on June 24,2008 and incorporated herein by reference).

Also pursuant to the Employment Agreement, on April 26, 2010, the Company granted Dr. Morris 110,000 restricted stock units under the 2008 Plan (the “RSUs”).  The RSUs vest over a four-year period, with 25% of the RSUs vesting on each of the first four anniversaries of the date of grant, subject to Dr. Morris’ continued employment with us through such vesting dates.  The restricted stock unit grant notice and restricted stock unit grant agreement relating to Dr. Morris’ RSU grant conform to the Company’s standard form of restricted stock grant unit notice and restricted stock unit grant agreement under the 2008 Plan (copies of which are included as Exhibit 10.2 to our Form 8-K Current Report filed on February 27, 2009 and incorporated herein by reference).

The Employment Agreement provides that Dr. Morris’ employment is at-will and may be terminated by Dr. Morris or the Company at any time.  However, if the Company terminates Dr. Morris’ employment without “cause”

(as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), other than pursuant to a “change in control” (as defined in the Employment Agreement), provided that Dr. Morris executes a general release in favor of the Company, Dr. Morris will be entitled to (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for his group health insurance COBRA continuation coverage for up to twelve months after the date of termination.

The Employment Agreement also provides that if the Company (or any surviving or acquiring corporation) terminates Dr. Morris’ employment without cause or if he resigns for good reason within one month prior to or 12 months following the effective date of a change in control (a “Change in Control Termination”), and upon the execution of a release in favor of the Company (or any surviving or acquiring corporation), Dr. Morris will be entitled to: (i) a lump-sum cash payment in an amount equal to (A) 1.5 times his annual base salary then in effect, plus (B) 1.5 times the greater of (1) his annualized target bonus award for the year in which his employment terminates or (2) the annual bonus amount paid to him in the immediately preceding year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of his target bonus award for the year in which his employment terminates, prorated through the date of the Change in Control Termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months following a Change in Control Termination; and (v) payment for outplacement assistance services from an outplacement agency selected by him for 9 months following a Change in Control Termination, up to maximum of $11,250 in aggregate.

In addition, in the event of a Change in Control Termination, if any surviving corporation or acquiring corporation assumes Dr. Morris’ stock options and/or other stock awards, as applicable, or substitutes similar stock options or stock awards for his stock options and/or other stock awards, as applicable, in accordance with the terms of the Company’s equity incentive plans, then (i) the vesting of all of his stock options and/or other stock awards (or any substitute stock options or stock awards), as applicable, shall be accelerated in full and (ii) the term and the period during which his stock options may be exercised shall be extended to 12 months after the date of his termination of employment.

In connection with Dr. Morris’ appointment, Dr. Morris and the Company also entered into the Company’s standard form of Employee Confidentiality and Inventions Assignment Agreement (the “Confidentiality Agreement”). The Confidentiality Agreement imposes on Dr. Morris certain confidentiality, non-compete and non-solicitation obligations.

In connection with Dr. Morris’ appointment, Dr. Morris and the Company also entered into the Company’s standard form of indemnification agreement for officers and directors, which generally requires us to indemnify Dr. Morris against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and our Bylaws.  The Company’s standard form of indemnification agreement is filed as Exhibit 10.01 to our Form 8-K Current Report filed on June 25, 2007 and incorporated herein by reference.

Item 8.01.                  Other Events.

On April 27, 2010, the Company issued a press release announcing the appointment of Dr. Morris as Executive Vice President, Chief Medical Officer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated April 26, 2010 between Allos Therapeutics, Inc. and Dr. Charles Morris.

99.1	Press Release, dated April 27, 2010, entitled “Allos Therapeutics Appoints Dr. Charles Morris as Chief Medical Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 27, 2010

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated April 26, 2010 between Allos Therapeutics, Inc. and Dr. Charles Morris.

99.1	Press Release, dated April 27, 2010, entitled “Allos Therapeutics Appoints Dr. Charles Morris as Chief Medical Officer.”